Exhibit 10.32

AMENDMENT NO. 2 TO
LICENSE AGREEMENT

THIS AMENDMENT NO. 2 TO LICENSE AGREEMENT (this “Amendment”) is entered into as of November 10, 2016 (the “Amendment No. 2 Effective Date”) by and among Juniper Pharmaceuticals, Inc., as successor to Columbia Laboratories, Inc., a Delaware corporation (“Juniper”), Columbia Laboratories (Bermuda) Ltd., a Bermuda corporation (“Columbia”), and Allergan Sales, LLC, as assignee of Coventry Acquisition, LLC, a Delaware limited liability company (“Allergan”).  Juniper, Columbia and Allergan are hereinafter sometimes referred to each as a “Party” and collectively as the “Parties.”

WHEREAS, Juniper, Columbia and Allergan are parties to that certain License Agreement, dated as of March 3, 2010, as amended and supplemented by that certain Side Letter, dated November 11, 2013 (the “License Agreement”); and

WHEREAS, the Parties wish to amend the License Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties hereby agree as follows:

1.	DEFINITIONS

Capitalized terms used in this Amendment which are not defined herein shall have the meanings ascribed to them in the License Agreement.

2.	AMENDMENTS
2.1	Amendment to Section 2.1(a). Section 2.1(a) is hereby amended by deleting “(except as provided in the PC A)”.
2.2	Deletion of Section 2.1(b)(ii). Section 2.l(b)(ii) is hereby deleted and replaced with “Omitted”.
2.3	Amendment to Section 3.4(a)(vi). The last sentence of Section 3.4(a)(vi) is hereby amended in its entirety to read as follows:

“Any remainder will be retained by the Party prosecuting the Product Infringement action or proceeding.”

3.	REPRESENTATIONS AND WARRANTIES
3.1	Each Party represents and warrants to the other Party, as of the Amendment No. 2 Effective Date, that:

(a)	such Party has the power and authority and the legal right to enter into this Amendment and perform its obligations under the License Agreement as amended hereunder;
(b)

such Party has taken all necessary action on its part required to authorize the execution and delivery of this Amendment and the performance of its obligations under the License Agreement as amended hereunder;

(c)	entering into this Amendment is not in conflict with any other agreement to which such Party is a party to; and
(d)

this Amendment has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

4.	LICENSE AGREEMENT

Except as explicitly modified by the terms of this Amendment, the other provisions of the License Agreement shall remain in full force and effect.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of a Party under the License Agreement.  Unless otherwise indicated, the terms “Article,” “Section,” “Exhibit” or “clause” refer to the specified Article.  Section, Exhibit or clause of the License Agreement.

5.	GOVERNING LAW

This Amendment (including any claim or controversy arising out of or relating to this Amendment) shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of Delaware.

6.	COUNTERPARTS

This Amendment may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Amendment from separate computers or printers.  Executed signatures pages 10 this Amendment may be delivered by facsimile or a portable document format (PDF) copy (including copy(ies) sent by e-mail) and all such shall be deemed as if actual signature pages had been delivered.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

Juniper Pharmaceuticals, Inc. By: /s/ Alicia Secor Name: Alicia Secor Title: CEO	Allergan Sales, LLC By: /s/ Robert Bailey Name: Robert Bailey Title: Chief Legal Officer
Columbia Laboratories (Bermuda) Ltd. By: /s/ George O. Elston Name: George O. Elston Title: Director